As filed with the Securities and Exchange Commission on May 17, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	71-0407808 (I.R.S. Employer Identification Number)

501 Main Street

Pine Bluff, Arkansas 71601

(870) 541-1000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert A. Fehlman

Chief Executive Officer

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

(870) 541-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

George A. Makris III Executive Vice President, General Counsel and Secretary Simmons First National Corporation 601 East 3rd Street, 12th Floor Little Rock, Arkansas 72201 (870) 541-1000	Michael P. Reed Charlotte May Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Subscription Rights

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “SFNC.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may offer and sell from time to time any combination of our Class A common stock, which we refer to as our common stock, preferred stock, senior debt securities, subordinated debt securities, depositary shares, warrants, purchase contracts, subscription rights and units in one or more offerings up to an indeterminate total dollar amount. The preferred stock, debt securities, warrants, purchase contracts, subscription rights and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” and “the Company” refer to Simmons First National Corporation, an Arkansas corporation, and its consolidated subsidiaries.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 000-06253), which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024;
•	the information in our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders, filed with the SEC on March 20, 2024, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024;
•	our Current Reports on Form 8-K filed on January 3, 2024, January 8, 2024, January 24, 2024 (only with respect to Item 8.01 thereof), January 26, 2024, March 1, 2024, March 14, 2024 and April 26, 2024; and
•	the description of our capital stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.simmonsbank.com or by contacting our Investor Relations officer at Simmons First National Corporation, P.O. Box 7009, Pine Bluff, Arkansas 71611, Attention: Ed Bilek, (870) 541-1000. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

THE COMPANY

Simmons First National Corporation, an Arkansas corporation organized in 1968, is a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We are headquartered in Pine Bluff, Arkansas, and had total consolidated assets of $27.4 billion, total consolidated loans of $17.0 billion, total consolidated deposits of $22.4 billion and equity capital of $3.4 billion, each as of March 31, 2024. Through our subsidiaries, we provide banking and other financial products and services in markets located in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas.

We seek to build shareholder value by, among other things, focusing on strong asset quality, maintaining strong capital, managing our liquidity position, improving our operational efficiency and opportunistically growing our business, both organically and through mergers with and acquisitions of other financial institutions. Our business philosophy centers on building strong, deep customer relationships through excellent customer service and integrity in our operations.  While we have grown in recent years into a regional financial institution and one of the largest bank/financial holding companies headquartered in the State of Arkansas, we continue to emphasize, where practicable, a community-based mindset focused on local associates responding to local banking needs and making business decisions in the markets they serve. Those efforts, though, are buttressed by experienced, centralized support functions in select, critical areas.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SFNC.” Our principal executive offices are located at 501 Main Street, Pine Bluff, Arkansas 71601, and our telephone number is (870) 541-1000. We also have corporate offices in Little Rock, Arkansas.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Friday, Eldredge & Clark LLP, Little Rock, Arkansas and Covington & Burling LLP, New York, New York. Friday, Eldredge & Clark LLP and Covington & Burling LLP regularly perform legal services for us. Certain legal matters will be passed upon for any underwriters, dealers or agents by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The audited annual consolidated financial statements of the Company appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of such date have been audited by FORVIS, LLP, an independent registered public accounting firm, as set forth in its reports included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

With respect to the unaudited interim consolidated financial information of the Company appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2024, which is incorporated herein by reference, FORVIS, LLP has applied limited procedures in accordance with professional standards for review of such information. However, as stated in its separate report included therein, FORVIS, LLP did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its reports on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on the Company's unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by its independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

	Amount to be paid
SEC registration fee		$(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Printing fees		(2)
Trustee and depositary fees and expenses		(2)
Blue sky fees and expenses		(2)
Rating agency fees		(2)
Listing fees and expenses		(2)
Miscellaneous		(2)
Total		$(2)

(1)

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee associated with this registration statement. The registration fee will be paid at the time of any offering of securities under this registration statement and is therefore not determinable.

(2)	Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Article Twelfth of the Company’s Amended and Restated Articles of Incorporation, as amended, or the Articles, provides that the Company shall, to the fullest extent permitted by the Arkansas Business Corporation Act of 1987, as amended, indemnify all persons whom the Company may indemnify pursuant thereto. Arkansas Code Annotated Section 4-27-850 permits a corporation, under specified circumstances, to indemnify its current and former directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The Articles specify that the indemnification rights granted thereunder are enforceable contract rights which are not exclusive of any other indemnification rights that the director or officer may have under any by-law, vote of shareholders or disinterested directors or otherwise.

The Articles also provide that expenses incurred by a director or officer in defending a civil or criminal lawsuit or proceeding arising out of actions taken in his official capacity, or in certain other capacities, will be paid by the Company in advance of the final disposition of the matter upon the approval of (i) the Company’s board of directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) the shareholders, and upon receipt of an undertaking from the director or officer to repay the sum advanced if it is ultimately determined that he is not entitled to be indemnified by the Company pursuant to applicable provisions of Arkansas law.

As permitted under Arkansas law, the Articles also authorize the purchase of directors’ and officers’ insurance for the benefit of its past and present directors and officers, irrespective of whether the Company has the power to indemnify such persons under Arkansas law. The Company currently maintains insurance as authorized by these provisions.

Article VIII of the Company’s Amended and Restated By-Laws contains indemnification provisions substantially similar to those contained in the Articles.

In addition to the above, the Company has entered into customary indemnification agreements with its directors and officers. Pursuant to such agreements, the Company has agreed to indemnify the directors and officers to the fullest extent permitted by the laws of the State of Arkansas, if he or she is a party or is threatened to be made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (or was serving in a similar capacity at the Company’s request). In addition, the Company has agreed to advance expenses incurred in defending any such action, suit or proceeding, on the terms and subject to the conditions set forth in the indemnification agreements.

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Incorporation of Simmons First National Corporation, as amended on July 14, 2021 (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Registration Statement on Form S-4 filed on July 21, 2021 (File No. 333-258059)).
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Simmons First National Corporation, dated August 3, 2022 (incorporated by reference to Exhibit 3.2 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (File No. 000-06253)).
3.3	Amended and Restated By-Laws of Simmons First National Corporation, as amended and restated effective December 19, 2023 (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Current Report on Form 8-K filed on December 26, 2023 (File No. 000-06253)).
4.1	Specimen Common Stock Certificate of Simmons First National Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Simmons First National Corporation’s Registration Statement on Form S-3 filed on June 18, 2014 (File No. 333-194309))
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Senior Indenture between Simmons First National Corporation and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.3 to Simmons First National Corporation’s Registration Statement on Form S-3 filed on March 19, 2018 (File No. 333-223764)).
4.4	Subordinated Indenture, dated as of March 26, 2018, between Simmons First National Corporation and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to Simmons First National Corporation’s Current Report on Form 8-K filed on March 26, 2018 (File No. 000-06253)).
4.5	Form of Senior Debt Security.*
4.6	Form of Subordinated Debt Security (included in Exhibit 4.4).
4.7	Form of Depositary Agreement and Certificate.*
4.8	Form of Warrant Agreement and Certificate.*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Subscription Rights (including form of Subscription Rights Certificate).*
4.11	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Friday, Eldredge & Clark LLP.
5.2	Opinion of Covington & Burling LLP.
15.1	Awareness Letter of FORVIS, LLP with respect to the interim financial statements of Simmons First National Corporation.
23.1	Consent of FORVIS, LLP with respect to the audited financial statements of Simmons First National Corporation.
23.2	Consent of Friday, Eldredge & Clark LLP (included in Exhibit 5.1).
23.3	Consent of Covington & Burling LLP (included in Exhibit 5.2).
24.1	Powers of attorney (included on the signature pages herewith).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Indenture.
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Indenture.
107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on May 17, 2024.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ Robert A. Fehlman
Name: Robert A. Fehlman
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes George A. Makris, III and Charles D. Hobbs, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2024.

Signature	Title

/s/ George A. Makris, Jr.	Executive Chairman and Director
George A. Makris, Jr.

/s/ Robert A. Fehlman	Chief Executive Officer
Robert A. Fehlman
(Principal Executive Officer)

/s/ Charles D. Hobbs	Executive Vice President and Chief Financial Officer
Charles D. Hobbs
(Principal Financial Officer)

/s/ David W. Garner	Executive Vice President and Chief Accounting Officer
David W. Garner
(Principal Accounting Officer)

/s/ Marty D. Casteel	Director
Marty D. Casteel

/s/ William E. Clark, II	Director
William E. Clark, II

/s/ Mark C. Doramus	Director
Mark C. Doramus

/s/ Edward Drilling	Director
Edward Drilling

/s/ Eugene Hunt	Director
Eugene Hunt

/s/ Jerry M. Hunter	Director
Jerry M. Hunter

/s/ Susan S. Lanigan	Director
Susan S. Lanigan

/s/ Thomas Purvis	Director
Thomas Purvis

/s/ Robert L. Shoptaw	Director
Robert L. Shoptaw

/s/ Julie Stackhouse	Director
Julie Stackhouse

/s/ Russell W. Teubner	Director
Russell W. Teubner

/s/ Malynda K. West	Director
Malynda K. West